UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

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INTERNATIONAL GAME TECHNOLOGY
(Name of Registrant as Specified in Its Charter)

ADER INVESTMENT MANAGEMENT LP

ADER LONG/SHORT FUND LP

DOHA PARTNERS I LP

ADER FUND MANAGEMENT LLC

ADER INVESTMENT MANAGEMENT LLC

JASON N. ADER

RAYMOND J. BROOKS, JR.

CHARLES N. MATHEWSON

DANIEL B. SILVERS

LAURA T. CONOVER-FERCHAK

ANDREW P. NELSON

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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Press Release of January 11, 2013

ADER GROUP FILES PRELIMINARY PROXY STATEMENT SEEKING TO RESTORE IGT’S FOCUS ON CASINO INDUSTRY

-Nominates Three Independent, Highly-Qualified Individuals With Significant Relevant Experience -

Jason N. Ader of Ader Investment Management LP (“AIM”) publicly announced that AIM has filed with the U.S. Securities and Exchange Commission a preliminary proxy statement to elect three independent nominees to the IGT Board of Directors.

The Ader Group intends to nominate a “short slate” of three directors with relevant experience, including significant casino gaming industry experience and knowledge of financial markets.

The slate will include IGT’s Former Chairman and CEO Charles N. Mathewson, AIM’s Daniel B. Silvers, and Raymond J. Brooks, Jr., principal of R.J. Brooks Cos. and former CEO of ACA Financial Guaranty Corp.

By obtaining a significant minority of IGT’s board, the Ader Group seeks to refocus IGT on a business model which it believes led to IGT’s historic success. The Ader Group seeks to restore shareholder value by re-focusing IGT on its core slot machine and systems business.

“We believe IGT is deeply undervalued as a result of (i) a lack of focus on the core slot machine and systems business that we believe generated IGT’s historic success, (ii) a lack of casino gaming industry experience in management ranks, and (iii) the results of poor capital allocation decisions highlighted by a series of costly non-strategic acquisitions.  We are convinced our slate will make a major improvement in this company,” said Ader.

Ader further noted that the company’s stock price, which declined by 16.2 percent in 2012, “speaks for itself.”

“We believe investors are confounded by IGT’s strategic direction and that IGT’s valuation has suffered as a result. We are further convinced that IGT has abdicated its competitive advantage in its core business through its recent strategy.  We expect that this new slate will add experience and depth,” said Ader.

Ader’s selection of nominees – which do not include Ader himself – make clear that this proxy contest is solely about improving shareholder value.

“This shareholder election is not about any agenda other than refocusing IGT on its historically successful core business to improve shareholder value. While IGT may choose to try and distract shareholders from the key issues, our goal is solely to maximize value to IGT’s shareholders,” said Ader.

Contact

Media Relations

5W Public Relations

Rob Ford

rford@5wpr.com

212-999-5585

Innisfree M&A Incorporated

Jennifer Shotwell / Scott Winter / Jonathan Salzberger

(212) 750-5833

ADER INVESTMENT MANAGEMENT LP, ADER LONG/SHORT FUND LP, DOHA PARTNERS I LP, ADER FUND MANAGEMENT LLC, ADER INVESTMENT MANAGEMENT LLC, JASON N. ADER, DANIEL B. SILVERS, ANDREW P. NELSON AND LAURA T. CONOVER-FERCHAK (COLLECTIVELY, “ADER”) INTEND TO FILE WITH THE SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) A DEFINITIVE PROXY STATEMENT AND ACCOMPANYING PROXY CARD TO BE USED TO SOLICIT WRITTEN PROXIES FROM THE STOCKHOLDERS OF INTERNATIONAL GAME TECHNOLOGY (THE "COMPANY") IN CONNECTION WITH THE COMPANY'S 2013 ANNUAL MEETING OF STOCKHOLDERS. ALL STOCKHOLDERS OF THE COMPANY ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF PROXIES BY ADER, RAYMOND J. BROOKS, JR. AND CHARLES N. MATHEWSON (COLLECTIVELY, THE "PARTICIPANTS") FROM THE STOCKHOLDERS OF THE COMPANY, WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING ADDITIONAL INFORMATION RELATED TO THE PARTICIPANTS (INCLUDING A DESCRIPTION OF THEIR DIRECT OR INDIRECT INTERESTS, BY SECURITY HOLDINGS OR OTHERWISE). WHEN COMPLETED, THE DEFINITIVE PROXY STATEMENT AND FORM OF PROXY WILL BE MAILED TO STOCKHOLDERS OF THE COMPANY AND, ALONG WITH OTHER RELEVANT DOCUMENTS, BE AVAILABLE AT NO CHARGE ON THE SEC'S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, ADER WILL PROVIDE COPIES OF THE DEFINITIVE PROXY STATEMENT AND ACCOMPANYING PROXY CARD (WHEN AVAILABLE) WITHOUT CHARGE UPON REQUEST.